Exhibit 99.1

FOR IMMEDIATE RELEASE

Research Solutions Reports Fiscal Third Quarter 2022 Results

Reports Record Quarterly Revenue and 32 Percent Increase in ARR to $7.3 Million

HENDERSON, Nev., May 12, 2022 — Research Solutions, Inc. (NASDAQ: RSSS), a pioneer in providing cloud-based workflow solutions for R&D driven organizations, reported financial results for its fiscal third quarter ended March 31, 2022.

Fiscal Third Quarter 2022 Summary

•	Total revenue of $8.8 million, a quarterly record for the Company and a 5% increase from the prior-year quarter
•	Platform revenue up 33% to $1.8 million. Annual Recurring Revenue (“ARR”) up 32% to $7.3 million
•	Gross profit up 20% from prior-year quarter. Total gross margin improved 460 basis points to 37.0%
•	Loss of $0.01 per share, compared to breakeven in the prior-year quarter, positive Adjusted EBITDA of $0.1 million compared to $0.2M in the prior-year quarter
•	Platform incremental ARR generated in the quarter was $0.5M and a total of $1.8M in the past twelve months.
•	34 net new platform deployments in the quarter, 168 net new on a trailing twelve months basis

“Our third quarter results reflect the continued growth within our Platforms segment, as we posted our highest quarterly total revenue in company history and second consecutive quarter of at least $500,000 of incremental ARR,” said Roy W. Olivier, President and CEO of Research Solutions. “In addition, Q3 is seasonally a strong renewal period for us and this quarter we experienced our highest ever upsell bookings from existing customers as they continue to see the value in our Article Galaxy platform.”

Fiscal Third Quarter 2022 Results

Total revenue was $8.8 million, a 5% increase from $8.3 million in the year-ago quarter as platform revenue increased and transaction revenue was essentially unchanged from the prior period.

Platform subscription revenue increased 33% to $1.8 million compared to approximately $1.3 million in the year-ago quarter. The growth was due to an increase in ARR associated with renewals over the last twelve months as well as an increase in the total number of paid Platform deployments, including 34 net deployments added in the quarter. The quarter ended with annual recurring revenue of $7.3 million, up 32% year-over-year (see the company’s definition of annual recurring revenue below).

Transaction revenue was $7.0 million, relatively flat compared to the third quarter of fiscal 2021. Transaction customer count for the quarter was 1,193, compared to 1,108 customers in the prior-year quarter (see the company's definition of active customer accounts and transactions below).

Total gross margin improved 460 basis points from the prior-year quarter to 37.0%. The increase was primarily driven by a continued revenue mix shift to the higher-margin Platform business as well as lower copyright costs in the quarter.

Total operating expenses were $3.6 million, compared to $2.7 million in the third quarter of 2021. The increase was primarily due to higher technology and product development and general and administrative costs related to strategic growth initiatives in the business.

Net loss in the third quarter was ($341,000), or ($0.01) per share, compared to net income of $50,000, or breakeven on a diluted share basis, in the prior-year quarter. Adjusted EBITDA was $94,000, compared to $238,000 in the year-ago quarter (see definition and further discussion about the presentation of Adjusted EBITDA, a non-GAAP term, below).

Conference Call

Research Solutions President and CEO Roy W. Olivier and CFO Bill Nurthen will host the conference call, followed by a question and answer period.

Date: Thursday, May 12, 2022

Time: 5:00 p.m. ET (2:00 p.m. PT)

Toll-free dial-in number: 1-800-892-9785

International dial-in number: 1-212-231-2907

Conference ID: 22018555

The conference call will be broadcast live and available for replay until June 12, 2022 by dialing 1-844-512-2921 and using the replay ID 22018555, and via the investor relations section of the company's website at http://researchsolutions.investorroom.com/.

Fiscal Third Quarter Financial and Operational Summary Tables vs. Prior-Year Quarter

	Quarter Ended March 31,				Nine Months Ended March 31,
	2022	2021	Change	% Change	2022	2021	Change	% Change
Revenue:
Platforms	$1,786,224	$1,344,183	$442,041	32.9%	$4,900,927	$3,706,406	$1,194,521	32.2%
Transactions	$6,971,128	$6,996,349	(25,221)	-0.4%	$19,471,216	$19,832,286	(361,070)	-1.8%
Total Revenue	8,757,352	8,340,532	416,820	5.0%	24,372,143	23,538,692	833,451	3.5%

Gross Profit:
Platforms	1,567,173	1,110,487	456,686	41.1%	4,204,552	3,051,755	1,152,797	37.8%
Transactions	1,671,324	1,592,153	79,171	5.0%	4,531,980	4,492,043	39,937	0.9%
Total Gross Profit	3,238,497	2,702,640	535,857	19.8%	8,736,532	7,543,798	1,192,734	15.8%

Gross profit as a % of revenue:
Platforms	87.7%	82.6%	5.1%		85.8%	82.3%	3.5%
Transactions	24.0%	22.8%	1.2%		23.3%	22.7%	0.6%
Total Gross Profit	37.0%	32.4%	4.6%		35.8%	32.0%	3.8%

Operating Expenses:
Sales and marketing	543,496	566,713	(23,217)	-4.1%	1,584,804	1,552,658	32,146	2.1%
Technology and product development	971,959	664,195	307,764	46.3%	2,661,655	1,911,903	749,752	39.2%
General and administrative	1,629,371	1,233,603	395,768	32.1%	4,742,729	3,513,415	1,229,314	35.0%
Depreciation and amortization	4,988	2,066	2,922	141.4%	12,144	8,828	3,316	37.6%
Stock-based compensation	399,234	179,345	219,889	122.6%	870,883	786,084	84,799	10.8%
Foreign currency translation loss	29,394	6,648	22,746	342.1%	52,619	(35,070)	87,689	NM
Total Operating Expenses	3,578,442	2,652,570	925,872	34.9%	9,924,834	7,737,818	2,187,016	28.3%
Income (loss) from operations	(339,945)	50,070	(390,015)	NM	(1,188,302)	(194,020)	(994,282)	NM

Other Income (Expenses):
Other income (expense)	237	250	(13)		777	884	(107)	-12.1%
Provision for income taxes	(822)	(572)	(250)	0.0%	(6,592)	(3,077)	(3,515)	NM
Gain on sale of disc'd operations	-	-	-		-	-	-
Total Other Income (Expenses):	(585)	(322)	(263)	81.7%	(5,815)	(2,193)	(3,622)	NM
Net income (loss)	$(340,530)	$49,748	(390,278)	NM	$(1,194,117)	$(196,213)	(997,904)	NM
				NM				NM
Adjusted EBITDA	$93,671	$238,129	$(144,458)	NM	$(252,656)	$565,822	$(818,478)	NM

	Quarter Ended March 31,				Nine Months Ended March 31,
	2022	2021	Change	% Change	2022	2021	Change	% Change
Platforms:
ARR (Annual recurring revenue):
Beginning of Period	$6,848,613	$5,021,053	$1,827,560	36.4%	$5,880,179	$4,446,088	$1,434,091	32.3%
Incremental ARR	500,233	533,542	(33,309)	-6.2%	1,468,668	1,108,507	360,161	32.5%
End of Period	$7,348,847	$5,554,595	$1,794,252	32.3%	$7,348,847	$5,554,595	$1,794,252	32.3%

Deployments:
Beginning of Period	646	461	185	40.1%	553	401	152	37.9%
Incremental Deployments	34	51	(17)	-33.3%	127	111	16	14.4%
End of Period	680	512	168	32.8%	680	512	168	32.8%

ASP (Average sales price):
Beginning of Period	$10,602	$10,892	$(290)	-2.7%	$10,633	$11,088	$(454)	-4.1%
End of Period	$10,807	$10,849	$(42)	-0.4%	$10,807	$10,849	$(42)	-0.4%

Transaction Customers:
Corporate customers	904	841	63	7.5%	875	818	56	6.9%
Academic customers	289	267	22	8.2%	300	284	16	5.8%
Total customers	1,193	1,108	85	7.7%	1,175	1,102	73	6.6%

Active Customer Accounts, Transactions and Annual Recurring Revenue

The company defines active customer accounts as the sum of the total quantity of customers per month for each month in the period divided by the respective number of months in the period. The quantity of customers per month is defined as customers with at least one transaction during the month.

A transaction is an order for a unit of copyrighted content fulfilled or managed in the Platform.

The company defines annual recurring revenue (“ARR”) as the value of contracted Platform subscription recurring revenue normalized to a one-year period.

Use of Non-GAAP Measure – Adjusted EBITDA

Research Solutions’ management evaluates and makes operating decisions using various financial metrics. In addition to the company’s GAAP results, management also considers the non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP measure provides useful information about the company’s operating results.

The tables below provide a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure. Adjusted EBITDA is defined as net income (loss), plus interest expense, other income (expense), foreign currency transaction loss, provision for income taxes, depreciation and amortization, stock-based compensation, gain on sale of discontinued operations, and other potential adjustments that may arise. Set forth below is a reconciliation of Adjusted EBITDA to net income (loss):

	Quarter Ended March 31,				Nine Months Ended March 31,
	2022	2021	Change	% Change	2022	2021	Change	% Change
Net Income (loss)	$(340,530)	$49,748	$(390,278)	NM	$(1,194,117)	$(196,213)	$(997,904)	NM
Add (deduct):							-
Other income (expense)	(237)	(250)	13	5.2%	(777)	(884)	107	12.1%
Foreign currency translation loss	29,394	6,648	22,746	342.1%	52,619	(35,070)	87,689	NM
Provision for income taxes	822	572	250	43.7%	6,592	3,077	3,515	114.2%
Depreciation and amortization	4,988	2,066	2,922	141.4%	12,144	8,828	3,316	37.6%
Stock-based compensation	399,234	179,345	219,889	122.6%	870,883	786,084	84,799	10.8%
Gain on sale of disc. ops.	-	-	-		-	-	-
Adjusted EBITDA	$93,671	$238,129	$(144,458)	-60.7%	$(252,656)	$565,822	$(818,478)	NM

About Research Solutions

Research Solutions, Inc. (NASDAQ: RSSS) provides cloud-based technologies to streamline the process of obtaining, managing, and creating intellectual property. Founded in 2006 as Reprints Desk, the company was a pioneer in developing solutions to serve researchers. Today, more than 70 percent of the top pharmaceutical companies, prestigious universities, and emerging businesses rely on Article Galaxy, the company's SaaS research platform, to streamline access to the latest scientific research and data with 24/7 customer support. For more information and details, please visitwww.researchsolutions.com and www.reprintsdesk.com

Important Cautions Regarding Forward-Looking Statements

Certain statements in this press release may contain "forward-looking statements" regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "targets," "goals," "projects", "intends," "plans," "believes," "seeks," "estimates," "endeavors," "strives," "may," or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in the Company's most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Examples of forward-looking statements in this release include statements regarding additional customers, potential acquisitions and the Company’s prospects for growth. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company's filings with the Securities and Exchange Commission.

Research Solutions, Inc. and Subsidiaries

Consolidated Balance Sheets

	March 31,
	2022	June 30,
	(unaudited)	2021
Assets
Current assets:
Cash and cash equivalents	$10,640,521	$11,004,337
Accounts receivable, net of allowance of $80,655 and $51,495, respectively	5,622,368	4,717,453
Prepaid expenses and other current assets	338,236	270,252
Prepaid royalties	959,208	904,921
Total current assets	17,560,333	16,896,963

Other assets:
Property and equipment, net of accumulated depreciation of $836,339 and $824,123, respectively	43,671	20,755
Deposits and other assets	905	906
Total assets	$17,604,909	$16,918,624

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$7,084,276	$6,687,188
Deferred revenue	5,342,828	4,804,351
Total current liabilities	12,427,104	11,491,539

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.001 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.001 par value; 100,000,000 shares authorized; 27,000,844 and 26,498,215 shares issued and outstanding, respectively	27,001	26,498
Additional paid-in capital	27,927,567	26,982,052
Accumulated deficit	(22,656,005)	(21,461,888)
Accumulated other comprehensive loss	(120,758)	(119,577)
Total stockholders’ equity	5,177,805	5,427,085
Total liabilities and stockholders’ equity	$17,604,909	$16,918,624

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Operations and Other Comprehensive Loss

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Revenue:
Platforms	$1,786,224	$1,344,183	$4,900,927	$3,706,406
Transactions	6,971,128	6,996,349	19,471,216	19,832,286
Total revenue	8,757,352	8,340,532	24,372,143	23,538,692

Cost of revenue:
Platforms	219,051	233,696	696,375	654,651
Transactions	5,299,804	5,404,196	14,939,236	15,340,243
Total cost of revenue	5,518,855	5,637,892	15,635,611	15,994,894
Gross profit	3,238,497	2,702,640	8,736,532	7,543,798

Operating expenses:
Selling, general and administrative	3,573,454	2,650,504	9,912,690	7,728,990
Depreciation and amortization	4,988	2,066	12,144	8,828
Total operating expenses	3,578,442	2,652,570	9,924,834	7,737,818

Income (loss) from operations	(339,945)	50,070	(1,188,302)	(194,020)

Other income	237	250	777	884

Income (loss) from operations before provision for income taxes	(339,708)	50,320	(1,187,525)	(193,136)
Provision for income taxes	(822)	(572)	(6,592)	(3,077)

Net income (loss)	(340,530)	49,748	(1,194,117)	(196,213)

Other comprehensive income (loss):
Foreign currency translation	1,609	(3,333)	(1,181)	3,348
Comprehensive income (loss)	$(338,921)	$46,415	$(1,195,298)	$(192,865)

Basic income (loss) per common share:
Net income (loss) per share	$(0.01)	$—	$(0.05)	$(0.01)
Weighted average common shares outstanding	26,512,195	26,027,665	26,392,949	25,966,072

Diluted income (loss) per common share:
Net income (loss) per share	$(0.01)	$—	$(0.05)	$(0.01)
Weighted average common shares outstanding	26,512,195	26,565,892	26,392,949	25,966,072

Research Solutions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	March 31,
	2022	2021
Cash flow from operating activities:
Net loss	$(1,194,117)	$(196,213)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	12,144	8,828
Amortization of lease right	—	72,331
Fair value of vested stock options	424,450	504,936
Fair value of vested restricted common stock	446,433	281,148
Changes in operating assets and liabilities:
Accounts receivable	(904,915)	(563,829)
Prepaid expenses and other current assets	(67,984)	(75,473)
Prepaid royalties	(54,287)	(23,146)
Deposits and other assets	—	5,360
Accounts payable and accrued expenses	397,088	1,208,474
Deferred revenue	538,477	1,076,966
Lease liability	—	(79,326)
Net cash provided by (used in) operating activities	(402,711)	2,220,056

Cash flow from investing activities:
Purchase of property and equipment	(34,251)	(11,853)
Net cash used in investing activities	(34,251)	(11,853)

Cash flow from financing activities:
Proceeds from the exercise of stock options	97,688	88,850
Proceeds from the exercise of warrants	59,500	81,251
Common stock repurchase	(82,053)	(150,386)
Repurchase of stock options and warrants	—	(308,313)
Net cash provided by (used in) financing activities	75,135	(288,598)

Effect of exchange rate changes	(1,989)	2,401
Net increase (decrease) in cash and cash equivalents	(363,816)	1,922,006
Cash and cash equivalents, beginning of period	11,004,337	9,311,556
Cash and cash equivalents, end of period	$10,640,521	$11,233,562

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$6,592	$3,077

Contact

Steven Hooser or John Beisler

Three Part Advisors

(214) 872-2710

shooser@threepa.com; jbeisler@threepa.com

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